Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Proxy Statement/Prospectus constituting a part of this Registration Statement on Amendment No. 1 to Form F-4 of our report dated January 11, 2021, relating to the financial statements of Legato Merger Corp., which is contained in that Proxy Statement/Prospectus. We also consent to the reference to us under the caption “Experts” in the Proxy Statement/Prospectus.

/s/ WithumSmith+Brown, PC
New York, New York
August 17, 2021